Exhibit 4.1

ZEP INC.

A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, VOTING RIGHTS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK MAY BE OBTAINED BY ANY STOCKHOLDER, WITHOUT CHARGE, FROM THE TRANSFER AGENT, OR THE OFFICE OF THE SECRETARY OF THE CORPORATION

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	–	as tenants in common	UNIF GIFT/TRANS MIN ACT–		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
JT TEN	–	as joint tenants with right of
		survivorship and not as		under Uniform Gifts/Transfers to Minors Act
tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________________________________________________________________________

(Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________ of the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________________________________________

to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Stockholder Protection Rights Agreement, dated as of October 30, 2007 (as such may be amended from time to time, the “Rights Agreement”), between Zep Inc. (the “Company”) and Mellon Investor Services LLC, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principle executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become null and void (if they are “Beneficially Owned” by an “Acquiring Person” or an “Affiliate” thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor.